Registration No. 333-122620

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
Form SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Wireless Age Communications, Inc.
(Exact name of registrant as specified in its charter)

Nevada	4899	98-0336674
(State or other	Primary Standard	(I.R.S. Employer
Jurisdiction	Industrial Classification	Identification
of incorporation	Code Number	Number)
or organization)

6200 Tomken Road, Unit A
Mississauga, ON L5T 1X7
Canada
905-696-2850
(Address, including zip code, and telephone
number, including area code, of
registrant's principal executive
offices)
----------

Mr. Gary Hokkanen
Chief Financial Officer
6200 Tomken Road, Unit A
Mississauga, ON L5T 1X7
Canada
905-696-2855
----------
(Name, address, including zip code, and telephone number, including area code, of agent for service)

----------

Copies to:
Travis Gering, Esq.
Wuersch & Gering LLP
100 Wall Street, 21st Floor
New York, New York 10005
(212) 509-5050

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If any of the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

If any of the securities being registered on this form are to be offered on a delayed on continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

This Post-Effective Amendment No. 1 to Form SB-2 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such a date as the Commission, acting pursuant to Section 8(c), may determine.

WIRELESS AGE COMMUNICATIONS, INC.

Deregistration of Securities

A Registration Statement on Form SB-2, as amended (the “Registration Statement”), was filed by Wireless Age Communications, Inc. (the “Company”) and was deemed effective by the Securities and Exchange Commission on December 27, 2005. The Registration Statement registered 1,425,778 shares of the Company’s common stock, par value $.001 per share. These 1,425,778 shares of the Company’s common stock were registered as required by the terms of certain agreements with certain stockholders of the Company (the "Selling Stockholders"). Some of the Selling Stockholders have now sold some or all of their securities covered by the Registration Statement, totaling in the aggregate 495,000 shares. The Company has not received any of the proceeds from the shares of common stock sold by the Selling Stockholders.

In accordance with the undertaking contained in Item 512 of regulation S-B, we are filing this Post Effective Amendment No. 1 to deregister the shares which were not sold in the offering.

This Post-Effective Amendment No. 1 is filed to deregister 930,778 shares, representing the unsold portion of the 1,425,778 shares of the Company’s common stock covered by the Registration Statement as of the offering termination date on August 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King City, Ontario, Canada, on this 2nd day of August, 2006.

WIRELESS AGE COMMUNICATIONS, INC.

By: /s/ Bradley J. Poulos
Name: Bradley J. Poulos
Title: President, CEO and Director
(Principal Executive Officer)

By: /s/ Gary N. Hokkanen
Name: Gary N. Hokkanen
Title: Chief Financial Officer
(Principal Financial Officer)

DIRECTOR SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Bradley J. Poulos	Dated: August 2, 2006
Bradley J. Poulos, Director

/s/ Brian Usher Jones	Dated: August 2, 2006
Brian Usher Jones, Director
By: /s/ Gary N. Hokkanen, pursuant to
Power of Attorney dated February 4, 2005

/s/ Stephen Dulmage	Dated: August 2, 2006
Stephen Dulmage, Director
By: /s/ Gary N. Hokkanen, pursuant to
Power of Attorney dated February 4, 2005